UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 5, 2020

Bellerophon Therapeutics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36845	47-3116175
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

184 Liberty Corner Road, Suite 302 Warren, New Jersey	07059
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 574-4770

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	BLPH	The Nasdaq Capital Market

☒	Emerging growth company

☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 3.03 Material Modifications of Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information set forth in Item 5.03 is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

Amendment to Restated Certificate of Incorporation, as amended

On February 5, 2020, Bellerophon Therapeutics, Inc. (the “Company”) filed a certificate of amendment to its Restated Certificate of Incorporation, as amended, with the Secretary of State of the State of Delaware to effect a 1-for-15 reverse stock split of the Company’s shares of common stock. The reverse stock split, which was unanimously approved by the Company’s board of directors, was approved by the Company’s stockholders at a special meeting of stockholders held on January 29, 2020.

As a result of the reverse stock split, every fifteen (15) shares of the Company’s pre-reverse split common stock will be combined and reclassified into one (1) share of common stock without any change in the par value per share. The reverse stock split will not modify the rights or preferences of the common stock. No fractional shares will be issued as a result of the reverse stock split. In lieu thereof, the Company’s transfer agent will aggregate all fractional shares and sell them as soon as practicable after the effective time at the then-prevailing prices on the open market. After the transfer agent’s completion of such sale, stockholders who would have been entitled to a fractional share as a result of the reverse stock split will instead receive a cash payment from the transfer agent in an amount equal to their respective pro rata share of the total proceeds of that sale, net of any brokerage costs incurred by the transfer agent to sell such fractional shares.

The reverse stock split is intended to increase the per share trading price of the Company’s common stock to satisfy the $1.00 minimum bid price requirement for continued listing on The Nasdaq Capital Market. The reverse stock split will be effective at 5:00 p.m., Eastern Time, on February 7, 2020, and the Company’s common stock will trade on The Nasdaq Capital Market on a post-reverse split basis at the open of business on February 10, 2020. The Company’s post-reverse split common stock has a new CUSIP number (CUSIP No. 078771300).

The Company’s transfer agent, Computershare Trust Company, N.A., is acting as exchange agent for the reverse stock split.

On February 7, 2020, the Company issued a press release with respect to the reverse stock split, which is being filed as Exhibit 99.1 to this Current Report on Form 8-K. A copy of the certificate of amendment to the Restated Certificate of Incorporation, as amended, is being filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Description
3.1	Certificate of Amendment to the Restated Certificate of Incorporation of Bellerophon Therapeutics, Inc., filed with the Secretary of State of the State of Delaware on February 5, 2019
99.1	Press Release dated February 7, 2020

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELLEROPHON THERAPEUTICS, INC.

Date: February 7, 2020	By:	/s/ Assaf Korner
Name: Assaf Korner Title: Chief Financial Officer

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